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AVITAR, INC.
65 Dan Road
Canton, Massachusetts 02021

November 1, 2007

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of the Stockholders of Avitar,  Inc., a Delaware  corporation  ("Avitar"),  at 65 Dan Road,  Canton, Massachusetts on December 18, 2007 at 10:00 a.m.

     At the meeting you will be asked to consider and vote upon (1) the election of four  Directors  to  Avitar's  Board of  Directors;  (2) the  approval  of an Amendment of the Certificate of Incorporation  to increase our authorized  common stock from 100 million to 800 million;  (3) the ratification of appointment of BDO Seidman, LLP as Avitar's independent registered public accounting firm for the fiscal year ending  September 30, 2007; and (4) any other business that properly comes before the meeting or any adjournments or postponements thereof.

     The Board of Directors recommends that shareholders vote FOR Items 1, 2 and 3.

     Your vote is important. We urge you to complete,  sign, date and return the enclosed proxy card promptly in the accompanying  prepaid envelope.  You may, of course,  attend  the  Meeting  and vote in person,  even if you have  previously returned your proxy card.

                                            Sincerely yours,

                                            Peter P. Phildius,
                                            Chairman and Chief Executive Officer

Avitar, Inc.
65 Dan Road
Canton, Massachusetts 02021
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on December 18, 2007.

To the Stockholders of Avitar, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of Avitar, Inc., a Delaware corporation ("Avitar") will be held at 10:00 a.m., local time, on December 18, 2007 at 65 Dan Road, Canton, Massachusetts, for the following purposes:

(1) To consider and vote upon the election of the Board of Directors consisting of four persons to serve until the next annual meeting of the stockholders;

(2) To consider and vote upon a proposal to approve an amendment to Avitar's Certificate of Incorporation that would increase the number of authorized shares of our common stock from 100,000,000 to 800,000,000; and

(3) To consider and vote upon a proposal to ratify the selection of BDO Seidman, LLP as Avitar's  independent  registered  public  accounting firm for the fiscal year ending September 30, 2007.

     Only record holders of Common Stock at the close of business on November 1, 2007 are  entitled  to  notice  of and to vote at the  Annual  Meeting  and any adjournments or postponements thereof. To ensure that your vote will be counted, please  complete,  sign,  date and  return  the  Proxy in the  enclosed  prepaid envelope  whether or not you plan to attend the Annual  Meeting.  You may revoke your proxy by  notifying  the  Secretary  of the  Company in writing at any time before it has been voted at the Annual Meeting.

                                                                                                                    By Order of the Board of Directors
Canton, Massachusetts                                                                                      Jay C. Leatherman,
November 1, 2007                                                                                                Secretary, Avitar, Inc.

     YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND  RETURN THE ENCLOSED PROXY CARD PROMPTLY WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING

Avitar, Inc.
-----------------------------------

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 18, 2007
------------------------------------

     THE ACCOMPANYING  PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AVITAR, INC.

     If properly signed and returned and not revoked, the proxy will be voted in accordance  with  the  instructions  it  contains.  The  persons  named  in  the accompanying  proxy  will vote the proxy  for the Board of  Directors'  slate of directors  and for the  other  matters  listed  on the  proxy,  in each  case as recommended by the Board of Directors unless contrary instructions are given. At any  time  before  it is  voted,  each  proxy  granted  may  be  revoked  by the stockholder  by a later dated  proxy,  by written  revocation  addressed  to the Secretary  of Avitar,  Inc. at the  address  below or by voting by ballot at the Annual Meeting.

     The  Company's  principal  executive  offices  are  located at 65 Dan Road, Canton, Massachusetts 02021. This proxy statement and the accompanying proxy are being sent to stockholders on or about  November 3,  2007.  ANY PROXY MAY BE REVOKED IN PERSON AT THE ANNUAL MEETING, BY SUBMITTING A PROXY DATED LATER THAN THE PROXY TO BE REVOKED OR BY NOTIFYING  THE SECRETARY OF THE COMPANY IN WRITING AT ANY TIME PRIOR TO THE TIME THE PROXY IS VOTED.

VOTING SECURITIES

     The Board has fixed the close of business on November 1, 2005 as the record date (the "Record Date") for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any  adjournment  thereof.  Only  stockholders  of record  at the close of  business  on the  Record  Date will be entitled to notice of and to vote at the Annual Meeting.

     On the Record  Date,  the Company  had  outstanding  63,047,897  shares of Common Stock and 36,297 shares of Preferred Stock, of which 2,000 were shares of 6%  Convertible  Preferred  Stock,  28,608 were  shares of Series C  Convertible Preferred Stock, and 5,689 were shares of Series B Preferred Stock. Stockholders are entitled to one vote for each share of Common Stock  (including  the shares into which each share of  6%  Convertible  Preferred  Stock are convertible)  and each share of Series B Preferred Stock on the business as may properly come before the meeting or any adjournments  thereof.  The holders of a majority of the outstanding voting shares constitute a quorum.  Abstentions from voting  and broker  non-votes  on a  particular  Proposal  will be  counted  for purposes  of  determining  the  presence  of a quorum but will not be counted as affirmative or negative  votes on the Proposals.  In the case of Proposal No. 2, which requires a majority of outstanding shares to amend our Certificate of Incorporation, abstentions from voting and broker non-votes will have the effect of a negative vote.

     ACTION TO BE TAKEN UNDER PROXY

     All proxies for stockholders  in the  accompanying  form that are properly executed and returned will be voted at the Annual  Meeting and any  adjournments thereof in accordance with any  specifications  thereon or, if no specifications are made, will be  voted for the election of the four nominees  described  herein and for Items 1, 2  and 3.

     SOLICITATION

     Avitar will bear the entire cost of the  solicitation  of proxies  from its stockholders,  including  preparation,  assembly,  printing  and mailing of this Proxy  Statement,  the proxy card and any  additional  information  furnished to stockholders.  Copies of  solicitation  materials  will be  furnished  to banks, brokerage  houses,  fiduciaries  and  custodians  holding in their names  shares beneficially  owned by others to forward  to such  beneficial  owners.  Original solicitation  of proxies by mail may be  supplemented  by telephone,  facsimile, telegram or  personal  solicitation  by  directors,  officers  or other  regular employees of Avitar. No additional compensation will be paid to such persons for such   services.  Avitar may also employ the services of a professional solicitation company to assist with solicitation of stockholders; but as of November 1, 2007 Avitar has not determined to retain a solicitation company. If such a company were subsequently retained, Avitar would bear the entire cost.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

     Four (4) directors will be elected to hold office until the next Annual Meeting of stockholders and until their successors have been elected and duly qualified.  The persons named on the accompanying proxy will vote all shares for which they have received proxies for the election of the nominees named below unless contrary instructions are given.  In the event that any nominee should become unavailable, shares will be voted for a substitute nominee unless the number of directors constituting a full board is reduced.  Directors are elected by plurality vote.

NOMINEES

     The name, age and position with Avitar of each nominee for director is listed below,   followed by summaries of their  background and principal occupations.

Name                                   Age     Title
Peter P. Phildius                  77       Chairman of the Board/Chief Executive Officer
Douglas W. Scott                61      President and Chief Operating Officer/Director
Neil R. Gordon (1)(2)           59      Director
Charles R. McCarthy, Jr.    68      Director
            (1)(2)

1. Member of Audit Committee.
2. Member of Compensation Committee.

PETER P. PHILDIUS

     Mr. Phildius has been Chairman of the Board of Directors since October 1990 and Chief Executive Officer since July 1996. He has been a general partner in Phildius Kenyon & Scott, a partnership ("PKS"), since that firm's founding in 1985. Prior to 1985, Mr. Phildius was an independent consultant and Chairman and co-founder of Nutritional Management,  Inc., a company that operated weight loss clinics (1983 - 1985),  President and Chief Operating Officer of Delmed, Inc., a medical products company (1982 - 1983), President and Chief Operating Officer of National Medical Care, Inc., a dialysis and medical products company (1979-1981) and held a variety of senior management positions with Baxter Laboratories, Inc. ("Baxter"),  a hospital supply company and the predecessor of Baxter  Healthcare Corporation. During the last eight years of his 18 year career at Baxter (1961 - 1979), Mr.  Phildius was Group Vice President and President of the Parenteral Division, President of the Artificial Organs Division and President of the Fenwal Division.

DOUGLAS W. SCOTT

     Mr. Scott has been the Chief  Operating  Officer  since July 1996,  was the Chief Executive Officer from August 1989 until July 1996 and has been a director since  August  1989.  Mr.  Scott has been a general  partner  in PK&S  since its founding in 1985.  Prior to 1985,  Mr.  Scott was  Executive  Vice  President of Nutritional Management, Inc. (1983 - 1985); Senior Vice President, Operations of Delmed,  Inc. (1982 - 1983);  Vice  President,  Quality  Assurance of Frito-Lay, Inc.,  a  consumer  products  company  (1980 - 1982);  and held  several  senior positions at Baxter from 1970 to 1980. The last two of these senior positions at Baxter were General  Manager of the Vicra Division and General  Manager of Irish Operations.   Mr.   Scott  is  also  a  director  of  Candela   Corporation,   a publicly-traded  company in the business of manufacturing  and marketing medical lasers. Mr. Scott received an M.B.A. from the Harvard Business School.

NEIL R. GORDON

     Mr. Gordon has served as a director  since June 1997. He has been President of N.R.  Gordon &  Company,  Inc.,  a company  that  provides  a broad  range of financial consulting services,  since 1995. From 1981 to 1995, he was associated with Ekco Group,  Inc. and served as its Treasurer from 1987 to 1995. Mr. Gordon has also served as Director of Financing and  Accounting for Empire of Carolina, Inc.  He  received a Bachelor  of Science  Degree  from the  Pennsylvania  State University.   Mr.  Gordon  is  also  a  director  of  Datameg   Corporation,  a publicly-traded  company focused on supplying products and related services that support critical network  performance  requirements in the voice, data and video communications industry.

CHARLES R. McCARTHY, JR.

     Mr.  McCarthy  was elected as a director in  February  1999.  He has been a counsel  in the  Washington  D.C.  law  firm,  O'Connor  & Hannan,  since  1993. Previously,  Mr.  McCarthy was General  Counsel to the National  Association  of Corporate Directors, served as a trial attorney with the Securities and Exchange Commission,  was Blue Sky Securities  Commissioner  for the District of Columbia and was a law  professor  teaching  securities  law topics and served as a Board member of and counsel to a number of public companies over the last 30 years.

NUMBER OF DIRECTORS

     The  Company's  Bylaws  allow the Board to fix the number of Board  members between 3 and 7. The number has been  fixed,  at  present,  at 4. The Board can increase the number to 7 at any time without stockholder approval.  There are no family relationships between any Director or Executive Officer of Avitar and any other Director or Executive Officer of Avitar.

TERM

     Directors  hold office for a period of one year from the Annual  Meeting of Stockholders  at which  they are  elected  or until  their  successors  are duly elected and qualified. Officers are appointed by the Board of Directors and hold office at the will of the Board.

BOARD MEETINGS AND COMMITTEES

     The Board held 2 meetings during the fiscal year ended  September 30, 2006 and 1 meeting during the fiscal year ended September 30, 2007. In each of fiscal year 2007 and 2006, the Directors also executed six (6) unanimous written consents authorizing financings.

    The  Board  has  two  standing  committees:  the  Audit  Committee  and the Compensation Committee.  The Board does not have a standing nominating committee or any committee performing the function of such a committee. During fiscal year 2006, each Board  member  attended  at least  75% of the  aggregate  number of meetings of the Board and the Committee of the Board on which he served.

CONTACTING OUR BOARD

     Our stockholders and other interested  parties who wish to communicate with our Board or individual Directors may send written  correspondence  addressed to them, care of Secretary, Avitar, Inc., 65 Dan Road, Canton, Massachusetts 02021. All written correspondence addressed to our Directors will be forwarded promptly by our Secretary to the Directors to whom it is addressed.

  The Company has no policy on attendance by Directors at the Annual  Meeting of  Shareholders,  although  the  By-Laws  provide  that the  Annual  Meeting of Directors  shall  be held as  soon as  possible  after  the  Annual  Meeting  of Shareholders.  In fact,  all  Directors  attended  the last  Annual  Meeting  of Shareholders.

NOMINATION OF DIRECTORS

     The Board of Directors  does not have a separately  constituted  nominating committee.   The  Board   believes  that  it  is   appropriate   under  existing circumstances not to have a separate  nominating  committee because the Board is comprised of only four (4) existing members, two (2) of whom are "independent" as that term is defined in certain listing  standards.  All members of the Board of Directors participate in the consideration of director nominees. The Board of Directors does not have a formal policy with regard to the  consideration of any director candidates recommended by shareholders. However, the Board of Directors would  consider  for  possible  nomination  qualified  nominees  recommended  by shareholders.   Shareholders  who  wish  to  propose  a  qualified  nominee  for consideration  should  submit  complete  information  as  to  the  identity  and qualifications  of that  person to the  Secretary  of the Company at 65 Dan Road Canton, MA 02021,  sufficiently in advance of an annual meeting.  Absent special circumstances,  the Board of  Directors  will  continue  to  nominate  qualified incumbent  Directors whom the Board of Directors  believes will continue to make important contributions to the Board of Directors.  The Board generally requires that  nominees be persons of sound ethical  character,  be able to represent all shareholders  fairly, have no material conflicts of interest,  have demonstrated professional  achievement,   have  meaningful  experience  and  have  a  general appreciation of the major business issues facing Avitar.  The Board of Directors does not have a formal  process for  identifying  and  evaluating  nominees  for Director.

AUDIT COMMITTEE

     The Audit  Committee of the Avitar Board of  Directors,  which  consists of Messrs.  Gordon  and McCarthy (and which included Mr. Groth until his death in July 2007), held one (1) telephone meeting concerning fiscal year 2006.  In addition, the Audit  Committee  reviewed and approved the financial statements that were included in each of the quarterly reports on Form 10-QSB  during the year ended  September  30, 2006.  The Board of Directors  has determined  that each of the members of the Audit  Committee is  independent  as determined  in  accordance  with the listing  standards  of the  American  Stock Exchange and Item  7(d)(3)(iv) of Schedule 14A of the Exchange Act. In addition, the Board of Directors has determined   that Neil R. Gordon is an audit committee financial expert as defined by SEC rules.

     The Audit Committee meets with the independent registered public accounting firm , at a minimum  annually,  to review the  results  of the annual  audit and discuss  the  financial  statements;  recommends  to the Board  the  independent registered public accounting firm to be retained; and receives and considers the registered public  accounting firm's comments as to controls,  adequacy of staff and management performance and procedures in connection with audit and financial records.  Management has primary responsibility for financial statements and the reporting  process,   including  the  systems  of  internal  controls,  and  has represented  to the Audit  Committee that Avitar's 2006 consolidated  financial statements are in accordance with generally accepted accounting principles.

AUDIT COMMITTEE REPORT

In connection with the fiscal 2006 audit, the Audit Committee has:

     -    reviewed and discussed with management  Avitar's audited  consolidated financial  statements included in our annual report on Form 10-KSB for the year ended September 30, 2006,

     -    discussed with BDO Seidman,  LLP the matters  required to be discussed by Statement of Auditing Standards No. 61,

     -    discussed  with  BDO  Seidman,  LLP  whether  various  other  services performed for Avitar during 2006 were compatible with BDO Seidman, LLP maintaining its independence, and

     -    received  from  and  discussed  with  BDO  Seidman,  LLP  the  written disclosures  and the letter  from BDO  Seidman,  LLP  required  by the
          Independence  Standards  Board  Standard No. 1 and discussed  with BDO
          Seidman, LLP its independence.

     Based  on the  review  and  the  discussions  described  above,  the  Audit Committee  recommended to the Board of Directors  that the audited  consolidated financial  statements  be included  in our annual  report on Form 10-KSB for the year ended  September  30,  2006 for filing  with the  Securities  and  Exchange Commission.

     The Board of Directors has approved a written  charter,  a copy of which is attached to the Proxy  Statement as Annex A. All members of the Audit  Committee have been  determined to be independent in accordance  with the  then-applicable requirements of Section 121(A) of the American Stock Exchange listing standards.

   Fiscal 2006 and 2005 Audit Firm Fee Summary.  During  fiscal years 2006 and 2005,  Avitar  retained  its  principal  auditor,  BDO  Seidman,  LLP to provide services in the following categories and amounts:

	2006	2005
Audit Fees(services in connection with the audit of the Company's financial statements, review of the Company's quarterly reports of Form 10-QSB and statutory or regulatory filings or engagements	$154,000	$138,445
Audit Related Fees (assurance and related services)	$-	$-
Tax Fees (services in connection with the preparation of the Company's tax returns)	$14,700	$14,500
All Other Fees.	$-	$-

     The Audit  Committee  has  considered  whether the  provision  of non-audit services by the Company's  principal  auditor was  compatible  with  maintaining auditor independence and has determined such services were not incompatible with maintaining auditor independence.

THE AUDIT COMMITTEE
Neil R. Gordon
Charles R. McCarthy, Jr.

     The Audit Committee Report shall not be deemed incorporated by reference by any general  statement  incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities  Exchange Act of 1934  (together,   the  "Acts"),   except  to  the  extent  Avitar  specifically incorporates  this  information by reference,  and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE.

     The Compensation  Committee makes  recommendations  to the Board concerning salaries  and  incentive  compensation,  awards stock  options to employees  and consultants and otherwise determines compensation levels and performs such other functions  regarding  compensation as the Board may delegate.  The  Compensation Committee, comprised of Mr. Gordon, Mr. Groth and Mr. McCarthy, held no meetings in fiscal year 2006.

DIRECTOR COMPENSATION

     During  Fiscal 2006 in  accordance  with a plan  approved by the Company on September 25, 2001, the Company compensated its non-management  directors with a
$5,000 annual retainer, $1,000 for each board meeting attended and $500 for each committee  meeting  attended.  In  addition,  a plan  approved by the Company on August 3, 2004 provides for each  non-management  director to be granted options covering  100,000 shares of the Company's  common stock upon initial election to the Board and 75,000 shares of the Company's common stock for each year in which he/she was selected to serve as a director.

     For information on compensation to management directors,  see "Management-Executive Compensation" below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The  following  table sets  forth the number of shares of the Common  Stock beneficially owned as of  October 1, 2007 by (i) each person believed by Avitar to be the  beneficial  owner of more  than 5% of the  Common  Stock;  (ii)  each director; (iii) the Chief Executive Officer and its four most highly compensated executive  officers  (other  than the  Chief  Executive  Officer)  who earn over $100,000 a year;  and (iv) all  directors  and  executive  officers  as a group. Beneficial  ownership by the stockholders has been determined in accordance with the rules  promulgated  under  Section 13(d) of the  Securities  Exchange Act of 1934,  as amended.  All shares of the Common  Stock are owned both of record and beneficially, unless otherwise indicated.

Name and Address of Beneficial Owner (1)	No. Owned	%
Peter P. Phildius (2)(3)(8)(9)	99,413	*
Douglas W. Scott (2)(4)(8)(10)	68,173	*
Phildius, Kenyon & Scott("PK&S") (2)(8)	34,652	*
Jay C. Leatherman, Jr.(2)(5)	10,603	*
Peter Cholakis (2)(11)	4,800	*
Neil R.Gordon (2)(6)	6,862	*
Charles R. McCarthy (2)(7)	8,403	*
All directors and executive officers as a group (3)(4)(5)(6)(7)(8)(9)(10)(11)	163,606	*

*  Indicates beneficial ownership of less than one (1%) percent.

(1)  Information  with  respect to holders of more than five (5%) percent of the outstanding  shares of the Company's  Common Stock was derived from, to the extent available, Schedules 13D and the amendments thereto on file with the
     Commission and the Company's records regarding stock issuances.

(2)  The  business  address of such  persons,  for the  purpose  hereof,  is c/o
     Avitar, Inc., 65 Dan Road, Canton, MA 02021.

(3)  Includes 33,362 shares of the Company's Common Stock,  options to purchase 31,403 shares of the Company's Common Stock.  Also includes the securities of the Company  beneficially owned by PK&S as described below in
     Note 8.

(4)  Includes  14,310  shares  of the  Company's  Common  Stock and  options  to purchase  19,211  shares of the Company's  Common Stock.  Also includes the securities of the Company  beneficially owned by PK&S as described below in
     Note 8.

(5)  Includes 113 shares of the Company's  Common Stock, and options to purchase
     10,490 shares of the Company's Common Stock.

(6)  Includes 1,812 shares of the Company's Common Stock and options to purchase
     5,050 shares of the Company's Common Stock.

(7)  Includes 3,453 shares of the Company's Common Stock and options to purchase
      4,950 shares of the Common Stock.

(8)  Represents  ownership of 34,652 shares of the Company's Common Stock.  PK&S is a partnership of which Mr. Phildius and Mr. Scott are general partners.

(9) Does not  include  682 shares of the Common  Stock  owned by Mr.  Phildius'
     wife, all of which he disclaims beneficial ownership.

(10) Does not  include  300  shares of the  Common  Stock  owned by Mr.  Scott's children, all of which he disclaims beneficial ownership.

(11) Includes options to purchase 4,800 shares of the Company's Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities  Exchange Act of 1934 requires the officers and directors, and persons who own more than 10% of a registered class of equity securities  to file  reports of  ownership  and  changes in  ownership  with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish Avitar with copies of all Section 16(a) forms they file.

     Based on its  review of the  copies  of such  forms  received  by it  the Company believes that,  during Fiscal 2006, all filing  requirements  applicable to its officers, directors  and  greater  than  ten-percent  shareholders  were  met.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     PK&S, a 1.8 % beneficial owner of the Company, provided consulting services to the Company from  September  1989 to May 1995.  On May 28, 1992,  the Company entered into a written  consulting  agreement  with PK&S,  which  reflected  the provisions  of a previous  oral  agreement  approved by the  Company's  Board of Directors in October 1990.  Pursuant to its arrangement  with the Company,  PK&S provided the services of each of Messrs. Phildius and Scott to the Company.

  On May 19, 1995, the Company's  Consulting Agreement ended and was replaced by the Employment  Agreements with Messrs.  Phildius and Scott (See  "Employment Agreements").  As  requested  by Messrs.  Phildius and Scott and approved by the  Company's  Board of  Directors,  the  salary  and  benefits  provided  under the Employment  Agreements  will be paid  directly  to PK&S.  Under the terms of the current  employment  agreements  with Peter Phildius and Douglas Scott described above,  the Company pays their salaries and related  expenses  directly to PK&S. The aggregate of salaries, fringe benefits and reimbursement of expenses paid to
PK&S by the  Company on behalf of Messrs.  Phildius  and Scott for fiscal  years 2006 and 2005 totaled $408,628 and $414,709 respectively.

MANAGEMENT

     The  executive  officers  of the  Company  and  their  respective  ages and positions  with  the  Company,  as of  September 30,  2007,  along  with  certain biographical  information (based solely on information supplied by them), are as follows:

    Name                                    Age      Title
    Peter P. Phildius                     77       Chairman of the Board and Chief Executive
                                                                     Officer/Director
    Douglas W. Scott (1)            61       President and Chief Operating Officer/
                                                                      Director

    Jay C. Leatherman Jr.            63       Vice President, Chief Financial Officer and
                                                                      Secretary

    Peter Cholakis                       57       Vice President of Marketing

PETER P. PHILDIUS

     Biographical information of Mr. Phildius is included under "Proposal No. 1, Election of Directors -- Nominees" in this Proxy Statement.

DOUGLAS W. SCOTT

     Biographical  information of Mr. Scott is included  under  "Proposal No. 1, Election of Directors -- Nominees" in this Proxy Statement.

JAY C. LEATHERMAN, JR.

     Mr.  Leatherman has served as the Company's Chief  Financial  Officer since October 1992 and its Secretary since July 1994. He has over 27 years  experience in  financial  management  in the health  care,  medical  products  and  medical diagnostic  fields.  Mr. Leatherman served as Vice President and Chief Financial Officer of 3030 Park, Inc. and 3030 Park  Management  Company from 1985 to 1992, responsible  for  financial,   management   information  services  and  business development   functions  for  this  continuing  care  retirement  community  and management  company.  He served as Director of Finance and Business Services for the  Visiting  Nurses  Association  of New  Haven,  Inc.  from 1977 to 1985.  In addition,  he served in a variety of  accounting  and financial  positions  with Westinghouse  Electric Corporation from 1969 to 1977. Mr. Leatherman has a B.B.A in accounting from the University of Hawaii.

PETER CHOLAKIS

     Mr.  Cholakis has served as the Company's Vice President of Marketing since February  2004.  He has over 20  years of  senior  marketing  experience  and is leading   Avitar's   marketing   campaign  in   penetrating   the  $1.5  billion drugs-of-abuse  market with its point-of-care  oral fluid  drugs-of-abuse  test, ORALscreen(R). Before joining Avitar, Mr. Cholakis worked for VFA, a Boston-based enterprise  software and services firm as vice president of marketing.  Prior to that, he held key marketing and sales positions in the high  technology  product and consultative service markets.

EXECUTIVE COMPENSATION

     Summary  Compensation  Table.  The following table sets forth  compensation earned by or paid to the Chief Executive  Officer,  Chief Operating  Officer and other  executive  officers  for  Fiscal  2006 and,  to the  extent  required  by applicable Commission rules, the preceding two fiscal years.

		Annual Compensation		Long-Term
Name/Position	Year	Salary(1)	Bonus	Compensation Options
Peter P. Phildius (Chairman of the Board/Chief Executive Officer)	2006	$200,000	$0	0
	2005	$200,000	$0	9,072	(2)
	2004	$200,000	$0	0
Douglas W. Scott (President/Chief Operating Officer)	2006	$180,000	$0	0
	2005	$180,000	$0	4,752	(2)
	2004	$180,000	$0	0
Jay C. Leatherman, Jr. (Chief Financial Officer)	2006	$140,000	$0	0
	2005	$140,000	$0	3,150	(2)
	2004	$140,000	$0	0
Richard Anderson(7) (Vice President of Research & Development)	2006	$140,000	$0	0
	2005	$140,000	$0	0
	2004(3)	$-	$0	8,000	(4)
Peter Cholakis (Vice President of Marketing)	2006	$149,995	$0	0
	2005	$143,747	$0	0
	2004(3)	$-	$0	8,000	(5)
David Greaves (6) (Vice President of Sales	2006(3)	$-	$0	0
	2005	$184,130	$0	0
	2004(3)	$-	$0	8,000	(4)

(1)  Does not include amounts reimbursed for business-related  expenses incurred by the executive officers on behalf of the Company.

(2)  Reflects  additional  stock  options  granted to executive  officers by the
     Company's Board of Directors in October 2004.

(3)  Compensation was less than $100,000.

(4)  Reflects stock options granted to executive officers by the Company's Board of Directors in June 2004.

(5)  Reflects stock options granted to executive officers by the Company's Board of Directors in February 2004.

(6)  Resigned in November 2005.

(7)  Resigned in October 2006.

Stock Option Grants in Last Fiscal Year.  No stock options were granted to executive officers during Fiscal 2006.

     Option Exercises in Last Fiscal Year and Year-Ended Option Values. No stock options or stock appreciation rights were exercised by the executive officers in Fiscal 2006.

     As of September 30, 2006, the executive  officers held options as follows, none of which are in the money:

	Options		Value of Options
	Total Options	Exercisable	Exercisable	Not Exercisable
Peter Phildius	47,632	27,270	$0	$0
Douglas Scott	27,712	17,066	0	0
Jay Leatherman	16,175	8,425	0	0
Richard Anderson	8,000	3,200	0	0
Peter Cholakis	8,000	4,800	0	0

Employment  Agreements.  Messrs.  Phildius  and Scott are covered by  Employment Agreements  (the  "Employment  Agreements")  which  commenced  on May 19,  1995.
Pursuant to the  Employment  Agreements,  if Messrs.  Phildius  and/or Scott are terminated   without  "Cause"  (as  such  term  is  defined  in  the  Employment Agreements) by the Company or if Messrs.  Phildius  and/or Scott terminate their  employment as a result of a breach by the Company of its obligations  under such
Agreements,  he will be entitled to receive his annual base salary ($200,000 for Mr.  Phildius  and  $180,000  for Mr.  Scott)  for a period  of up to 18  months following such  termination.  In addition,  if there is a "Change of Control" of the Company (as such term is defined in the Employment  Agreements)  and, within two years  following  such  "Change of Control",  either of Messrs.  Phildius or Scott is terminated without cause by the Company or terminates his employment as a result of a breach by the Company,  such executive will be entitled to certain payments and benefits,  including the payment, in a lump sum, of an amount equal to up to two times the sum of (i) the  executive's  annual  base salary and (ii) the executive's most recent annual bonus (if any). In addition,  pursuant to the Employment  Agreements,  which have a three-year  term  (subject to  extension), Messrs.  Phildius and Scott are each entitled to annual bonus  payments of up to $150,000 if the Company  achieves certain levels of pre-tax income (as such term is  defined in such Agreements) or alternative net income objectives  established by the Board of Directors.

REQUIRED VOTE

     Election of each of the four nominees for director requires, under Avitar's Bylaws,  the affirmative  vote of the holders of a majority of the Avitar Common Stock and other voting shares present in person or by proxy at the Avitar Annual Meeting (assuming a quorum exists) and entitled to vote thereon.

BOARD RECOMMENDATION

     The Avitar Board of Directors unanimously recommends a vote FOR election of all of the four nominees for director.

PROPOSAL NO. 2

APPROVAL  OF AN  AMENDMENT  TO OUR  CERTIFICATE  OF INCORPORATION THAT WOULD INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 100,000,000 TO 800,000,000.

General

     The board of directors  has  unanimously  adopted a  resolution  approving, subject  to  approval  by  our  stockholders,  the  Proposed  Amendment  to  our Certificate  of  Incorporation, that would increase the number of authorized shares of our common stock from 100,000,000 to 800,000,000.  Under the  Proposed  Amendment,  a copy of which is  attached  hereto as Appendix B, the authorized shares of common stock would be increased to 800 million.  Approval of the Proposed  Amendment  will authorize the board of directors to effect the increase of authorized shares of common stock. . We currently anticipate  that if the  increase of authorized shares of common stock is approved by  stockholders  at the Annual Meeting, such increase of authorized shares of common stock would be implemented on the date of the Annual Meeting or as soon as practicable thereafter,  subject to compliance with any applicable rules.

Purposes of the Increase of Authorized Shares of Common Stock

     Increase  in  authorized  but  unissued  shares  of common  stock.  The principal  reason  for the  increase in the number of authorized shares of common stock is the availability for issuance of such shares for all of our future  purposes,  including  the shares to be  reserved  for  issuance  upon the conversion  of the $5,771,000  outstanding convertible  notes and  exercise of the 68.5 million warrants  issued pursuant to our private  placements from September 2005 to August 2007.  Of the total 700 million increase of the authorized shares of common stock, from 100 million to 800 million, 530.3 million will be reserved for the convertible notes and warrants issued pursuant to our private  placements from September 2005 to August 2007.  The Company has agreed in the private placements from  September 2005 to August 2007 to increase sufficient authorized but unissued  shares of common stock as required for the  convertible  notes and warrants.

     Terms of Private Placements from September 2005 to August 2007.

From September 2005 through August 2007, the Company executed notes payable with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC, New Millennium Capital Partners II, LLC and AJW Master Fund, Ltd. in the total principal amount of $6,165,000 which are payable at maturities from  September 2008 through August 2010.  Interest on these notes is at 8% per annum and is payable quarterly in cash or the Company’s common stock at the option of the Company.

The Company originally issued warrants to purchase 100,000 shares of common stock at $12.50 per share for five years in connection with certain of these notes executed from September 2005 to April 2006.  In conjunction with the notes executed in May 2006, the outstanding warrants were cancelled and replaced with warrants to purchase 3,000,000 shares of common stock at $1.25 per share for seven years.   For the notes executed in July 2006 through August 2007, the Company issued warrants to purchase a total of 65,500,000 shares of common stock at $.01 to $.22 per share for seven years.

The collateral pledged by the Company to secure these notes includes all assets of the Company.

Through August 31, 2007, notes totaling $393,717 were converted into 25,305,763 shares of common stock.

The Company entered into the September 2005 $3 million private placement of convertible notes and warrants based upon a Securities Purchase Agreement with accredited investors.  The securities issued in the September 2005 private placement  were $3 million of 8% Secured Convertible  Notes and Warrants to purchase  6,000,000  shares of the  Company's Common Stock in exchange for gross  proceeds of $3 million,  of which $1 million was paid in the first closing on September  23, 2005. A second tranche of $1 million was paid after we filed a  registration  statement with respect to the shares issuable  upon  conversion  of the  Notes  and  exercise  of the  Warrants.  On December 2, 2005, the Company applied to the SEC to withdraw this registration statement.  The Company filed another registration statement with respect to the shares issuable upon conversion of the Notes and exercise of the Warrants (the "Registration Statement") which became effective in June 2006 and all of the shares registered thereunder were issued by mid-August 2007.  We received the balance of $1 million from February through May, 2006 and the additional principal amount of $3.165 million in additional private placements with the same or related Purchasers from July 2006 to August 2007.

     All the  Notes  issued in the private placements from September 2005 to August 2007 bear  interest  at 8%,  mature  three  years  from  the date of issuance,  and are  convertible  into  our  common  stock  at any  time,  at the Purchasers'  option,  at 65% (for Notes issued through February 2006) or 55% (for Notes issued after February 2006) of the average of the three lowest intraday trading prices for the Common  Stock for the 20 trading  days  ending the day before the conversion date.

     The full  principal  amount of the Notes,  plus a default  interest rate of 15%,  is due upon a default  under the  terms of the  Notes.  We have a right to prepay the Notes under certain  circumstances  at a premium  ranging from 20% to 35% depending on the timing of such prepayment.

     In addition, we granted the Purchasers a security interest in substantially all of our assets.  We are further required to file another  Registration Statement with the Securities and Exchange  Commission  within 30 days of demand for registration.  If the Registration Statement is not filed on time or not declared effective within 120 days from the date of demand, we are required to pay to the Purchasers damages in Common Stock or cash, at the election of the Company, in an amount equal to two percent of the  outstanding  principal  amount of the Notes per month plus accrued and unpaid interest.

     The Purchasers may exercise the Warrants on a cashless basis if the shares of Common Stock underlying the Warrants are not then registered pursuant to an effective  registration  statement.  In the event the Purchasers  exercise the Warrants on a cashless  basis,  we will not receive any proceeds.  In addition,  the Warrants are subject to standard  anti-dilution provisions.

     The Purchasers have agreed to restrict their ability to convert their Notes or exercise  their Warrants and receive shares of our common stock such that the number  of  shares of common  stock  held by them and  their  affiliates  in the aggregate  after such  conversion  or exercise  does not exceed 4.9% of the then issued and outstanding shares of Common Stock.

      As a summary and for illustrative purposes only, the following table shows approximately the present numbers of our common stock and the effect on our common stock of the proposed increase of authorized shares, based on 63,047,897 shares of common stock issued and outstanding as of the close of business on September 28, 2007:

	Prior to Increase of Authorized	After Increase of Authorized
◊ Authorized common stock	100,000,000	800,000,000
◊ Issued and outstanding	63,047,897	63,047,897
◊ Reserved for issuance upon exercise of outstanding stock options	97,719	97,719
◊ Reserved for future issuance under each of the Company's stock plans, warrants, contractual commitments or other obligation	82,405,806	82,405,806
◊ Reserved for future issuance upon conversion of the Company's issued and outstanding preferred stock	11,152,455	11,152,455
◊ Reserved for future issuance upon conversion of the Company's issued and outstanding convertible notes Prior to September 2005	260,000	260,000
◊ Number of Shares underlying Notes in principal amount of $5,771,000 from September 2005 to August 2007 Private Placements based on approximately $0.0125 per share*	461,760,000	461,760,000
◊ Deficiency in number of authorized shares	(518,723,877)	-
◊ Authorized, unreserved and unissued	-	181,373,842

NOTE *  If the number of shares underlying the outstanding Notes in the principal amount of $5,771,000 issued in private placements from September 2005 to August 2007 were based upon the closing price on September 28, 2007 of  $0.005, the total number of shares reserved would be approximately 2.0 billion, which is 1.2 billion more than the total authorized amount, 800,000,000 shares,  that the Board of Directors has approved. [$3,665,000 at 55% (0.00275) = 1,332,727,272 shares and $2,500,000 less conversions of  $393,717 through September 28, 2007 = $2,106,000 at 65% (0.00325) = 648,000,000 shares.]  However, the Board of Directors has unanimously determined at this time to increase the number of authorized shares of common stock only to 800,000,000.  Further, the Board unanimously decided that the numbers of authorized shares that may be indicated by some recent market prices are at this time excessive and inappropriate for the Company

     After  completion  of the increase of authorized (assuming the  increase of authorized became effective at the close of business on September 28, 2007) ,we would have approximately 739 million  shares of authorized but unissued  shares of common stock,  of which an aggregate of approximately 556 million would be reserved for issuance  pursuant to the Plans and outstanding  but unexercised  options and warrants and convertible debt and equity securities.  The authorized and unissued and  unreserved  shares, approximately 181 million, would be available from time to time for corporate purposes including raising additional  capital,  acquisitions of companies or assets, for strategic transactions, including a sale of all or a portion of the Company, and sales of stock or securities convertible into common stock.  We currently  have no plan,  arrangement or agreement to issue shares of our common  stock for any  purpose,  except for the issuance of shares of common stock  pursuant  to our stock  option  and  employee  stock  purchase  plans and outstanding but unexercised options and warrants and outstanding convertible debt ($5.771 million at present convertible at 35% to 45% below market prices) and equity securities  and  plans to raise  an  additional  $4  million  in our  previously reported  capital  raising plan.  If we issue additional shares, the ownership interests of holders of our common stock may be diluted.  The issuance of large numbers of shares, particularly at below market prices, is likely to result in substantial dilution to the interests of other stockholders.  In addition, issuances of large numbers of shares may further adversely affect the market price of our common stock.

Further Considerations Concerning Convertible Notes.  The number of shares issuable upon conversion of the convertible notes, like the outstanding  shares of preferred  stock, is determined by the market price of our common stock  prevailing  at the time of each  conversion.  The lower the market price,  the greater is the number of shares  issuable under the agreement.  Upon issuance of the shares, to the extent that holders of those shares will attempt  to sell the shares  into the market,  these sales may further  reduce the market price of our  common  stock.  This in turn will  increase  the  number of shares issuable  under the  agreement.  This may lead to an  escalation of lower market prices  and ever  greater  numbers of shares to be  issued.  A larger  number of shares  issuable  at a discount  to a  continuously  declining  stock price will expose our  stockholders  to greater  dilution  and a reduction  of the value of their investment.

The convertible notes have the potential to cause significant  downward pressure on the price of our common stock.  This is  particularly  the case if the shares issued upon conversion and placed into the market exceed the market's ability to absorb  the  increased  number of shares of  stock.  Such an event  could  place further  downward  pressure on the price of our common  stock.  The  opportunity exists for short sellers and others to  contribute to the future  decline of our stock  price.  If there are  significant  short  sales of our  stock,  the price decline  that would  result  from this  activity  will cause the share  price to decline  more so,  which,  in turn,  may cause long holders of the stock to sell their shares thereby  contributing to sales of stock in the market.  If there is an imbalance on the sell side of the market for the stock,  our stock price will decline.  If this  occurs,  the  number of shares of our  common  stock  that is issuable upon  conversion of the  convertible  notes will  increase,  which will materially dilute existing stockholders' equity and voting rights.

     As noted above, the authorized and unissued and unreserved  shares would be available  from time to time for various  corporate  purposes.  In  general,  no further  shareholder  approval  will be  required  for  such  future  issuances. However,  shareholder  approval  may be  required  for  issuances  that  involve combinations with, or sales to, other parties. In addition, shareholder approval may be  required  for  future  issuances  if the  Company  becomes  listed on an exchange or quoted on a NASDAQ Market.

Potential Anti-Takeover Effects

     If the Proposed  Amendment is approved by our  stockholders and the increase of authorized shares is  implemented,  the increased  proportion  of unissued  authorized shares  to  issued  shares  could,   under   certain   circumstances,   have  an anti-takeover  effect. These authorized but unissued shares could be used by the Company to oppose a hostile  takeover attempt or to delay or prevent a change of control  or  changes  in or  removal  of our  board of  directors,  including  a transaction  that may be favored by a majority of our  stockholders  or in which our  stockholders  might  receive a premium for their  shares over  then-current market  prices or benefit in some other  manner.  For example,  without  further stockholder approval, our board of directors could issue and sell shares thereby diluting  the  stock  ownership  of a person  seeking  to effect a change in the composition  of our board of  directors or to propose or complete a tender offer or business  combination  involving  us and  potentially  strategically  placing shares  with  purchasers  who would  oppose such a change in our board or such a transaction.  Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, the increase in authorized is not being proposed in response to any effort of which we are aware to accumulate the shares of our common stock or obtain  control of us, nor is it part of a plan by our  management to recommend a series of similar amendments to our board of directors and stockholders.

BOARD RECOMMENDATION

     The Board of Directors of Avitar unanimously recommends a vote FOR Proposal No. 2.

PROPOSAL NO. 3
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors of Avitar selected BDO Seidman,  LLP as auditors for the fiscal year ending  September 30, 2007,  subject to stockholder  approval by ratification.  BDO Seidman, LLP has been the independent  registered  accounting firm for Avitar since December 1992. A  representative  of BDO Seidman,  LLP is expected  to be present at the Annual  Meeting,  at which time he or she will be afforded an opportunity to make a statement, and will be available to respond to questions.

     The Board of Directors of Avitar may, in its discretion, direct appointment of new  independent  auditors  at any time  during the fiscal  year if the Board believes  such  change  would  be in  the  best  interests  of  Avitar  and  its stockholders. No such change is anticipated.

REQUIRED VOTE

     Approval of ratification of BDO Seidman,  LLP requires the affirmative vote of the  holders of a majority of the Avitar  Common  Stock and  Preferred  Stock present in person or by proxy at the Avitar  Annual  Meeting  (assuming a quorum exists) and entitled to vote thereon.

BOARD RECOMMENDATION

     The Board of  Directors  of Avitar  unanimously  recommends  a vote FOR the ratification  of BDO Seidman,  LLP as registered  accounting firm for the fiscal year ending September 30, 2007.

OTHER BUSINESS

     The proxy  confers  discretionary  authority on the proxies with respect to any other  business,  which may come  before  the Annual  Meeting.  The Board of Directors  of Avitar  knows of no other  matters to be  presented  at the Annual Meeting. The persons named in the proxy will vote the shares for which they hold proxies  according  to their best  judgment if any matters not  included in this Proxy Statement properly come before the meeting.

CODE OF ETHICS

     Avitar has adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller and all persons performing  similar functions,  if any. The Company will provide to any person without  charge,  upon  request,  a copy of such code of ethics.  Requests should be made in writing to: Corporate Secretary, Avitar, Inc., 65 Dan Road Canton, MA 02021.

INCORPORATION OF ANNUAL REPORT ON FORM 10-KSB

     We are  incorporating by reference the information  contained in the Annual Report on Form 10-KSB for the year ended September 30, 2006,  including our most recent audited financial statements and management's  discussion and analysis of financial condition and results of operations.  The Annual Report was filed with the SEC under the Exchange Act and will be delivered to our  shareholders  with this Proxy Statement.

STOCKHOLDER PROPOSALS

     Any stockholder  proposal to be included in the proxy statement and form of proxy  relating  to the 2008  Annual  Meeting  of  Avitar  Stockholders  must be received by the close of business on June 30, 2008 and must comply in all other respects  with  the  rules  and  regulations  of  the  Securities  and  Exchange Commission. Proposals should be addressed to: Corporate Secretary, Avitar, Inc., 65 Dan Road, Canton, Massachusetts 02021.

APPENDIX A

AVITAR, INC.
AUDIT COMMITTEE CHARTER

Organization

There  shall be a  committee  of the  board  of  directors  known  as the  audit committee.  The audit committee shall be comprised of directors, the majority of whom  are  independent  (as  defined  in the  American  Stock  Exchange  Listing Standards) of the management of the corporation and are free of any relationship that,  in the  opinion of the board of  directors,  would  interfere  with their exercise of independent judgment as a committee member.

Statement of Policy

The audit  committee  shall provide  assistance  to the  corporate  directors in fulfilling their  responsibilities to the shareholders,  potential  shareholders and investment community relating to corporate  accounting,  reporting practices of the  corporation,  and the quality and integrity of the financial  reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain  free and open  means  of  communication  between  the  directors,  the independent auditors and the financial management of the corporation.

Responsibilities

The audit committee believes its policies and procedures should remain flexible, in order to best react to changing  conditions  and ensure to the  directors and shareholders that the accounting and reporting  practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out its responsibilities, the audit committee will:

1.   Review and make a recommendation to the directors regarding the independent auditors  to  be  selected  to  audit  the  financial   statements  of  the
     corporation and its subsidiaries.

2.   Meet  with  the  independent  auditors  and  financial  management  of  the corporation  to review the scope of the proposed audit for the current year and the audit  procedures  to be utilized,  and at the  conclusion  thereof  review  such  audit,  including  any  comment  or  recommendations  of  the independent auditors.

3.   Review  with  the  independent  auditors  and  the  corporation's  internal financial and accounting  personnel the adequacy and  effectiveness  of the accounting and financial controls procedures of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular  areas where new or more detailed  controls or procedures are desirable.  Particular  emphasis  should be given to the  adequacy  of such internal  controls to expose any payments,  transactions or procedures that might be deemed illegal or otherwise improper.

4.   Review the audited financial statements to be included in the annual report to  shareholders  and the annual report filed with  Securities and Exchange
     Commission  ("SEC") on Form  10-KSB  with  management  and the  independent auditors to determine that the independent  auditors are satisfied with the disclosure  and content of the financial  statements to be presented to the shareholders and filed with the SEC. Make a recommendation  to the board of directors  regarding the inclusion of the audited  financial  statements in such  annual  reports.  Any  changes  in  accounting  principles  should be reviewed.

5.   Review the financial  information  included in the corporations'  Quarterly Reports on Form 10-QSB  prior to the  corporation  filing such reports with
     Securities and Exchange Commission.

6.   Provide  sufficient  opportunity for the independent  auditors to meet with members of the audit committee without members of management present. Among the items to be discussed in these meetings are the  independent  auditors' evaluation of the corporation's financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

7.   Review the matters  discussed at each  committee  meeting with the board of directors.

8.   Investigate  any matter  brought to its  attention  within the scope of its duties,  with the power to retain  outside  counsel for this purpose if, in its judgment, that is appropriate.

APPENDIX B

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

Avitar,  Inc., a corporation  organized and existing  under and by virtue of the
General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

     FIRST:  That by  unanimous  written  consent of the Board of  Directors  of Avitar, Inc., resolutions were duly adopted setting forth proposed an amendment of the Certificate of Incorporation of said corporation,  declaring said amendment to be advisable and calling a meeting of the  stockholders  of said  corporation for consideration thereof. The resolutions setting forth the proposed amendment are as follows:

     RESOLVED,  that the Certificate  of  Incorporation  of this  corporation  be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

          FOURTH:  The total  number of  shares of stock  which the  corporation shall have authority to issue is Eight Hundred Five Million (805,000,000), of which Eight Hundred Million  (800,000,000)  shares shall be Common Stock, par value  $.01  per  share,  and  Five  Million  (5,000,000)  shares  shall be Preferred Stock, par value $.001 per share.

     SECOND: That thereafter, pursuant to resolutions of its Board of Directors, the annual meeting of the stockholders of said  corporation was duly called and held, upon notice in accordance with Section 222 of the General  Corporation Law of the State of Delaware  at which  meeting  the  necessary  number of shares as required by statute were voting in favor of the amendment.

     THIRD:  That said  amendment  was duly  adopted  in  accordance  with the provisions  of Section  242(c) of the  General  Corporation  Law of the State of Delaware.

     FOURTH:  That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS  WHEREOF,  said Avitar,  Inc. has caused this  certificate to be signed by Peter P.  Phildius,  its Chairman and Chief  Executive  Officer,  this
_____day of ____________ , 2007.

 By:
                                               --------------------------------
                                               Peter P. Phildius,
                                               Chairman & Chief Executive Office

ATTEST:

By:  _____________________
     Jay C. Leatherman,
     Secretary

               SHARES                                                                                                                    AVITAR, INC.                                                                                                             PROXY NO.
65 Dan Road, Canton, Massachusetts 02021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The  undersigned  hereby appoints Peter P. Phildius and Douglas W. Scott as Proxies,  each with the power to appoint his  substitute  and hereby  authorizes them to represent and to vote, as  designated  below and on the reverse  hereof, all shares of common  stock of Avitar,  Inc.  ("Avitar")  or shares of Preferred Stock of Avitar  held of record by the  undersigned  on November 1, 2007 at the Annual Meeting of  stockholders of Avitar to be held on December 18, 2007 or any adjournments thereof.

     The undersigned  hereby revokes any proxies  heretofore  given to vote said shares.

     The undersigned hereby acknowledges receipt of Avitar's Annual Report for 2006 and of the Notice of Annual  Meeting of  Stockholders  and  attached  Proxy Statement dated November 1, 2007.

     This proxy,  when properly  executed,  will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this proxy will be voted FOR Items 1, 2 and 3.  Please sign  exactly as your name  appears to the  left  hereof.  When  signing  as  corporate  officer,  partner,   attorney, administrator, trustee or guardian, please give your full title as such.
                                                     Dated                             , 200_

                                                    ------------------------
                                                    Authorized Signature
                                                    Title

Please mark boxes on reverse hereof in blue or black ink. Please date, sign and return this Proxy Card promptly using the enclosed envelope.

1. Election of Directors.

For all nominees listed below (except as marked to the contrary listed below) [ _ ]

Withhold Authority to vote for all nominees marked to the contrary below [ _ ]

(Instruction:  To withhold authority to vote for any individual nominee strike a line through the nominee's name below.)

Peter P. Phildius                              Douglas W. Scott                                           Neil R.Gordon                                Charles R. McCarthy, Jr.

2.. To approve the proposed amendment to our Certificate of Incorporation to increase the authorized shares of our common stock to 800 million.

         For                          Against               Abstain

         ----------------       ----------------        -------------

3. To ratify the appointment of BDO Seidman, LLP as registered independent public accounting firm for Avitar for the fiscal year ending September 30, 2007.

         For                          Against               Abstain

         ----------------       ----------------        -------------